UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

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FORM 8-K

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CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported):
July 9, 2015

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INFINERA CORPORATION
(Exact name of registrant as specified in its charter)

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Delaware	001-33486	77-0560433
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
140 Caspian Court
Sunnyvale, CA 94089
(Address of principal executive offices, including zip code)
(408) 572-5200
(Registrant’s telephone number, including area code)
Not Applicable
(Former name or former address, if changed since last report)

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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☒	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events.

On July 9, 2015, in accordance with applicable Swedish law, Infinera Corporation (the “Company”) filed a press release announcing that the Swedish Financial Supervisory Authority (the “SFSA”) approved the Swedish offer document (the “Swedish Offer Document”) in connection with the Company’s recommended public offer (the “Offer”) to acquire all outstanding shares of Transmode AB (“Transmode”).

A copy of the press release is attached hereto as Exhibit 99.1

Important additional information will be filed with the SEC

This current report is neither an offer to purchase nor a solicitation of an offer to sell any shares. In connection with the proposed combination of the Company and Transmode, the Company has filed a preliminary prospectus and a Registration Statement on Form S-4 with the SEC (as amended, the “Registration Statement”). These materials are not final and may be amended. The Company urges Transmode shareholders to read the Registration Statement and the Swedish Offer Document, as well as other documents filed with the SEC and with the SFSA, because they contain important information. You may obtain copies of all documents filed with the SEC regarding the Offer, free of charge, at the SEC’s website (www.sec.gov). Copies of the documents and materials filed with the SEC by Infinera will also be available free of charge on Infinera’s website at www.infinera.com under the heading “SEC Filings” in the “Company-Investor Relations” portion of Infinera’s website. More information about the exchange offer, including the formal announcement of the offer and the offer document filed with and approved by the SFSA, can be found on www.infinera.se.

Item 9.01	Financial Statements and Exhibits.
(d)	Exhibits.

Exhibit No.	Description

99.1	Press release of Infinera Corporation dated July 9, 2015.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INFINERA CORPORATION

Date: July 9, 2015	By:	/s/ JAMES L. LAUFMAN
James L. Laufman Senior Vice President and General Counsel

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press release of Infinera Corporation dated July 9, 2015.